UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 13, 2008 (November 7, 2008)

Pennsylvania Commerce Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-50961	25-1834776
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3801 Paxton Street, Harrisburg, Pennsylvania	17111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	800-653-6104

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[X] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

1.  Merger Agreement with Republic First Bancorp, Inc.

On November 7, 2008, Pennsylvania Commerce Bancorp, Inc., parent company of Commerce Bank/Harrisburg (“Pennsylvania Commerce”), and Republic First Bancorp, Inc., parent company of Republic First Bank (“Republic First”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Republic First will be merged with and into Pennsylvania Commerce (the “Merger”).  As a result of the Merger, the separate corporate existence of Republic First will cease and Pennsylvania Commerce will continue as the surviving corporation.  For a period following the Merger, the banking subsidiaries of the two holding companies will continue to operate as separate banking subsidiaries of the surviving corporation.  Each of the directors of the respective companies has agreed to vote all of his shares of common stock in favor of the Merger.

For each share of Republic First common stock owned immediately prior to completion of the Merger, Republic First shareholders will receive between 0.34 and 0.38 of a share of Pennsylvania Commerce common stock, calculated on the basis of $10.00 per share. The actual exchange ratio will be based on the average closing price of Pennsylvania Commerce common stock for twenty (20) consecutive trading days preceding the effective date of the Merger.

Harry D. Madonna, Chairman, President and Chief Executive Officer of Republic First and Republic First Bank, and three other Republic First directors will be appointed to the Pennsylvania Commerce Board of Directors upon consummation of the Merger.  The Merger Agreement provides that Mr. Madonna will enter into an employment agreement with Pennsylvania Commerce.  It is anticipated that pursuant to such agreement, Mr. Madonna will serve as Vice Chairman of Pennsylvania Commerce’s Board of Directors and continue as President and Chief Executive Officer of Republic First Bank.

Republic First and Pennsylvania Commerce have made customary representations, warranties and covenants in the Merger Agreement, including Republic First making covenants not to solicit alternative transactions or, subject to certain exceptions, to enter into discussions concerning, or provide confidential information in connection with, an alternative transaction. The representations and warranties of the parties set forth in the Merger Agreement were made for purposes of the Merger Agreement and are subject to certain materiality qualifications and other limitations.  Such representations and warranties may contain materiality standards that differ from what may be viewed as material by investors or may have been made for purposes of allocating risk between the parties, rather than establishing matters of fact.

Pursuant to the Merger Agreement, Pennsylvania Commerce will assume the obligations of Republic First, including the assumption of outstanding options to purchase Republic First common stock, which will be converted to options to purchase Pennsylvania Commerce common stock, with appropriate adjustments reflecting the exchange ratio, and the assumption of $10.8 million of convertible trust preferred securities that Republic First issued to a group of investors on June 10, 2008.  After the Merger, the outstanding convertible trust preferred securities will be convertible at the election of the owners of the trust preferred securities (in accordance with the terms of trust documents) into common stock of Pennsylvania Commerce, based on the exchange ratio.

The Merger Agreement contains certain termination rights for both Pennsylvania Commerce and Republic First and further provides that, upon termination of the Merger Agreement under certain circumstances, Republic First may be obligated to pay Pennsylvania Commerce a termination fee of $5 million.
Consummation of the Merger is subject to a number of customary conditions, including (i) the approval and adoption by the requisite votes of the holders of the outstanding shares of common stock of Pennsylvania Commerce and Republic First; (ii) the registration of the offering of the Pennsylvania Commerce common stock to the Republic First shareholders under the Securities Act of 1933, as amended, and the listing of such stock for trading on the NASDAQ Stock Market; and (iii) certain regulatory approvals.

The above description is not a complete description of the Merger Agreement and Merger and is qualified in its entirety by reference to the Merger Agreement, attached hereto (without exhibits or schedules) as Exhibit 2.1 and incorporated herein by reference.

2.  Agreement with Fiserv Solutions, Inc.

On November 10, 2008, Commerce Bank/Harrisburg entered into a services agreement with Fiserv Solutions, Inc., a Wisconsin corporation ("Fiserv").  The agreement, effective November 7, 2008, is for a period of seven years, subject to automatic renewal for additional terms of two years unless either party gives the other written notice of non-renewal at least 180 days prior to expiration of the term.  The agreement will allow the bank to transition to Fiserv many of the services that have been provided by Commerce Bank, N.A. which is a subsidiary of The Toronto-Dominion Bank.  The various services include: core system hosting, item processing, deposit and loan processing, electronic banking, data warehousing and other banking functions.

Fiserv will also provide implementation and training services to the extent applicable.  Fiserv agrees to comply with the bank’s reasonable safety and security procedures and other reasonable rules applicable to the bank’s facilities.  The bank will provide or procure from Fiserv all necessary communication lines, terminals, equipment, computer software and interface devices.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

Pennsylvania Commerce will file a registration statement on Form S-4 containing a joint proxy statement addressed to the shareholders of Pennsylvania Commerce and Republic First and a prospectus for the Pennsylvania Commerce common stock to be offered in the Merger with the Securities and Exchange Commission (the “SEC”).  A definitive proxy statement will be sent to shareholders of both Pennsylvania Commerce and Republic First seeking approval of the Merger.  Investors and shareholders are urged to read the registration statement carefully when it becomes available, because it will contain important information about the Merger. Investors and shareholders may obtain a free copy of the registration statement, when it becomes available, and other documents filed with, or furnished to, the SEC by Pennsylvania Commerce or Republic First at the SEC’s website at http://www.sec.gov.  Copies of the registration statement and other documents filed by Pennsylvania Commerce or Republic First with the SEC may also be obtained free of charge from Pennsylvania Commerce by directing a request to Ms. Sherry Richart at Pennsylvania Commerce Bancorp, Inc., 3801 Paxton Street, Harrisburg, PA, 17111 (telephone:  800-653-6104) or from Republic First by directing a request to Ms. Linda Lewis at Republic First Bancorp, Inc., 50 South 16th Street, Suite 2400, Philadelphia, PA, 19102 (telephone:  (215) 735-4422 Ext. 5332).

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed herewith:

Exhibit Number	Exhibit
2.1 10.1
Agreement and Plan of Merger dated November 7, 2008 between Pennsylvania Commerce Bancorp, Inc. and Republic First Bancorp, Inc.

Master Agreement dated as of November 7, 2008 between Fiserv Solutions, Inc. and Commerce Bank Harrisburg NA.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pennsylvania Commerce Bancorp, Inc.
-----------------------------------------------
(Registrant)

Date: November 13, 2008	/s/ Mark A. Zody
-----------------------------------------------
Mark A. Zody
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1 10.1
Agreement and Plan of Merger dated November 7, 2008 between Pennsylvania Commerce Bancorp, Inc. and Republic First Bancorp, Inc.

Master Agreement dated as of November 7, 2008 between Fiserv Solutions, Inc. and Commerce Bank Harrisburg NA.